Exhibit 4.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER SUCH ACT AND THE TRANSACTION IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT WITH THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN VIOLATION OF SUCH RESTRICTIONS.

NUMBER	SHARES

C-

SEE REVERSE FOR CERTAIN DEFINITIONS	ISSUE DATE: October [ ], 2020

CONX CORP.
CLASS A COMMON STOCK

THIS CERTIFIES THAT                  (the “Holder”) is the owner of                  fully paid and non-assessable shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of CONX Corp., a Nevada corporation (the “Company”), which will become transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed beginning on the dates, and subject to the conditions, specified herein.

The shares of Common Stock represented by this certificate shall vest and, subject to restrictions on transfer under applicable Federal or State securities laws and a letter agreement with the Company, become transferable immediately upon the date on which the Company completes a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses or assets, subject to the Holder’s continued service with the Company or any other person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the Company (an “Affiliate”) until the closing of such transaction. Any shares of Common Stock represented by this certificate that are unvested on the date on which the Holder’s service to the Company and its Affiliates terminates for any reason shall automatically be returned to the Company for no consideration.

By accepting the issuance of the shares of Common Stock represented by this certificate, the Holder hereby authorizes the Company to withhold a number of shares of Common Stock represented by this certificate with a fair market value (as determined by the Company) equal to the amount necessary to satisfy any taxes required to be withheld on the vesting of the shares of Common Stock represented by this certificate, and any such withheld shares shall automatically be returned to the Company for no consideration.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory

CONX Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Articles of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT	Custodian

	(Cust)	(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))
(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).